[                                  Exhibit 9(c)

[GOODWIN PROCTER                Goodwin Procter LLP          T: 617.570.1000
                                Counsellors at Law           F: 617.523.1231
                                Exchange Place               goodwinprocter.com
                                Boston, MA 02109

September 27, 2001


USAA Mutual Fund, Inc.
USAA Building
9800 Fredericksburg Road
San Antonio, Texas 78288-0227

Ladies and Gentlemen:

We hereby consent to the reference in Post-Effective Amendment No. 59 (the "Amendment") to the Registration Statement (No. 2-49560) on Form N-1A (the "Registration Statement") of USAA Mutual Fund, Inc. (the "Registrant"), a Maryland corporation, to our opinions with respect to the legality of the shares of the Registrant representing interests in the (i) Growth Fund, Income Fund, Income Stock Fund, Growth & Income Fund, Short-Term Bond Fund, Science & Technology Fund and First Start Growth Fund, which opinion was filed as an exhibit to Post-Effective Amendment No. 56 to the Registration Statement, (ii) Intermediate-Term Bond Fund, High Yield Opportunities Fund and Small Cap Stock Fund, which opinion was filed as an exhibit to Post-Effective Amendment No. 51 to the Registration Statement, and (iii) Capital Growth Fund, which opinion was filed as an exhibit to Post-Effective Amendment No. 55 to the Registration Statement.

We also hereby consent to the reference to this firm in the Statement of Additional Information under the heading "General Information--Counsel" which forms a part of the Amendment and to the filing of this consent as an exhibit to the Amendment.

Very truly yours,

/s/ GOODWIN PROCTER LLP

GOODWIN PROCTER LLP